        NEWS RELEASE
FOR IMMEDIATE RELEASE

BROWN-FORMAN STOCKHOLDERS ELECT DIRECTORS, FARRER NAMED CHAIRMAN
Board Approves Cash Dividend

LOUISVILLE, KY – July 24, 2025 – Brown‑Forman Corporation (NYSE: BFA, BFB) stockholders convened today for their annual meeting, where they elected the Board of Directors' recommended slate of nominees and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2026.

Marshall B. Farrer, a fifth-generation descendant of the company's founder and a current Director, was reelected to the Board of Directors and assumed the role of Chairman. This follows Campbell P. Brown's announcement in November 2024 that he would be stepping down from the Chairman role while standing for reelection as a Board member.

“As the incoming Chairman, I am honored to help shape Brown-Forman’s future by upholding our rich heritage with the highest standards of corporate governance, drawing on 155 years of leadership to continue building a company that endures across generations,” said Farrer. “Our strength has always been rooted in long-term thinking, and we are steadfast in stewarding a legacy founded on integrity, quality, and care—ensuring this business thrives for generations to come.”

“We are pleased to welcome Marshall, a visionary thinker with excellent strategic acumen, to the role of Chairman,” said Lawson E. Whiting, Brown-Forman’s President and Chief Executive Officer. “The company extends its sincere gratitude to Campbell for his distinguished leadership and dedicated service.”

In a subsequent meeting, the Board of Directors approved a regular quarterly cash dividend of $0.2265 cents per share on its Class A and Class B Common Stock. The dividend is payable on October 1, 2025, to stockholders of record on September 3, 2025. Brown-Forman has paid regular quarterly cash dividends for 81 consecutive years and has increased the regular cash dividend for 41 consecutive years.

“In an increasingly complex environment, it is more critical than ever for us to lean into the sources of our strength—our world-class portfolio of brands, our exceptional team of people, and the unwavering commitment of the Brown family,” Whiting continued. “In fiscal 2025, we made strategic, forward-looking decisions to ensure we are positioned for long-term success, including evolving our U.S. distribution network, restructuring our global organization, and investing in key brands. As we look forward, our focus is on executing with excellence, optimizing our capital allocation, and capturing near-term opportunities to drive growth.”

Brown-Forman

Brown-Forman Corporation is a global leader in the spirits industry, responsibly building exceptional beverage alcohol brands for more than 155 years. Headquartered in Louisville, Kentucky, we are guided by our founding promise, “Nothing Better in the Market.” Our premium portfolio includes Jack Daniel’s Family of Brands, Woodford Reserve, Old Forester, New Mix, el Jimador, Herradura, The Glendronach, Glenglassaugh, Benriach, Diplomático Rum, Gin Mare, Fords Gin, Chambord, and Slane. With approximately 5,000 employees worldwide, we proudly share our passion for fine-quality spirits in more than 170 countries. Learn more at brown-forman.com and stay connected with us on LinkedIn, Instagram, and X.

Contacts:

Elizabeth Conway, Director, External Communications
Elizabeth_Conway@b-f.com

Sue Perram, Vice President, Investor Relations
Sue_Perram@b-f.com

Important Information on Forward-Looking Statements:

This press release contains statements that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements reflect management’s expectations or projections regarding future events and speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.

For further information on factors that could cause our actual results to differ materially from our historical experience or from our current expectations or projections, please refer to our public filings, including the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

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